UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On March 25, 2026 and effective on March 1, 2026, we entered into an Executive Employment Agreement with our Chief Executive Officer and director, Mr. Ronald S. Boreta (the “Employment Agreement”).  The Employment Agreement provides for Mr. Boreta to continue to serve as Chief Executive Officer of the Company for a five-year term extending through February 28, 2031, provided that the agreement automatically renews for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the Employment Agreement.

The Employment Agreement provides for Mr. Boreta to receive an annual base salary of $270,000 (the “Base Salary”). The Employment Agreement also required the Company to (i) pay Mr. Boreta a sign-on bonus of equal to $250,000 in cash, payable at signing, which amount has not been paid; and (ii) grant to Mr. Boreta 300,000 restricted stock units, settleable in shares of common stock, vesting 1/3 equally on each of December 31, 2026, December 31, 2027, and December 31, 2028 (the “Restricted Stock Units”). The Restricted Stock Units and the grant thereof are subject to approval by the Company’s Board of Directors (the “Board”), which the Board expects to approve promptly following the filing of a contemplated Form S-8 registration statement to register the 2026 Plan (defined below).

Pursuant to the terms of the Employment Agreement, Mr. Boreta’s annual compensation package includes (1) the Base Salary (described above), which is subject to automatic 10% annual increases, and (2) a discretionary bonus payment to be determined in the sole discretion of the Board (or the Compensation Committee of the Board, if any) in the targeted amount of 50% of the Base Salary (the “Cash Bonus”). Mr. Boreta is also eligible for a discretionary equity bonuses and/or cash awards, from time to time in the discretion of the Compensation Committee and/or Board of Directors.

Mr. Boreta’s compensation under the Employment Agreement may be increased from time to time, by the Board (or the Compensation Committee of the Board, if any), which increases do not require the entry into an amended employment agreement.

The Employment Agreement prohibits Mr. Boreta from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Products” means any product that the Company or any of its subsidiaries has provided or is developing, manufacturing, distributing, selling and/or providing at any time during the term of the Agreement, or which he obtained any trade secret or other confidential information about at any time during the term, or which he became aware of as a result of services rendered under the Employment Agreement. “Restricted Services” means any services that the Company or any of its subsidiaries has provided or is developing, performing and/or providing at any time during the term of the agreement, or which he obtained any trade secret or other confidential information about at any time during the term, or which he became aware of as a result of services rendered under the Employment Agreement. The non-compete requirements described in the paragraph above, as well as the restriction on Mr. Boreta to refrain, for a period of twelve months from the termination date, from soliciting customers of the Company with whom Mr. Boreta worked or had access to the confidential information pertaining to the Company’s business with such customer during the last year of Mr. Boreta’s employment with the Company and from soliciting employees of the Company to leave the employment of the Company, are defined as the “Non-Compete Provisions”.

We may terminate Mr. Boreta’s Employment Agreement (a) for “cause” which means (i) that Mr. Boreta has materially breached any obligation, duty, covenant or agreement under the agreement, which breach is not cured or corrected within thirty days of written notice thereof from the Company (except for breaches of the assignment of inventions or confidentiality/non-solicitation and non-compete provisions of the agreement, which cannot be cured and for which the Company need not give any opportunity to cure); (ii) Mr. Boreta’s willful failure or refusal to perform or nonperformance of his duties without a reasonable basis for him to do so, subject to a 30-day notice and cure period; (iii) gross negligence or willful misconduct of Mr. Boreta with regard to the Company or any of its subsidiaries resulting in a material economic loss to the Company or material damage to the Company’s reputation or business relationships; (iv) if Mr. Boreta commits any act of misappropriation of funds or embezzlement as determined in the reasonable determination of the Board (not subject to a cure period); (v) if Mr. Boreta commits any act of fraud as determined in the reasonable determination of the Board (not subject to a cure period); or (vi) if Mr. Boreta is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law and such offense casts reasonable doubt on Mr. Boreta’s ability to perform his duties going forward; (b) in the event Mr. Boreta suffers a physical or mental disability which, in the reasonable judgment of the Board, renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Boreta.

Mr. Boreta may terminate his employment (a) for “good reason” if there is (i) a material diminution in his authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities or a requirement that Mr. Boreta report to an officer or employee of the Company rather than reporting to the Board; (iii) a material breach by the Company of the agreement, or (iv) a material diminution in Mr. Boreta’s Base Salary, in each case without his prior written consent; provided, however, prior to any such termination by Mr. Boreta for “good reason,” Mr. Boreta must first advise us in writing (within 90 days of the occurrence of such event) and provide us 30 days to cure, after which in the event we do not cure the issue leading to such “good reason” notice, Mr. Boreta has 30 days to resign for “good reason”); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the Employment Agreement (or any renewal) upon notice as provided above.

If Mr. Boreta’s employment is terminated due to his death or disability, Mr. Boreta or his estate is entitled to a lump sum cash severance payment equal to the sum of (i) Mr. Boreta’s Base Salary accrued through the termination date; (ii) any unpaid Cash Bonus for the prior year that would have been paid had Mr. Boreta not been terminated prior to such payment; and (iii) the pro rata amount of the current year’s targeted bonus, multiplied by the number of days in such year preceding the termination date divided by 365. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation held by Mr. Boreta upon such termination shall vest and shall be exercisable until the earlier of (A) ninety days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances.

If Mr. Boreta’s employment is terminated by Mr. Boreta without “good reason” or his non-renewal of the agreement, or by non-renewal by the Company, by the Company with cause or the Company’s non-renewal of the agreement, Mr. Boreta is entitled to his Base Salary accrued through the termination date and no other benefits other than continuation of health insurance benefits on the terms and to the extent required by COBRA, or such other similar law or regulation as may be applicable to Mr. Boreta or the Company with respect to Mr. Boreta. Additionally, any unvested stock options or equity compensation held by Mr. Boreta shall immediately terminate and be forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable equity agreement, as such may describe the rights and obligations upon termination of employment of Mr. Boreta.

If Mr. Boreta’s employment is terminated by Mr. Boreta for “good reason”, or by the Company without “cause”, (a) Mr. Boreta is entitled to his Base Salary accrued through the termination date and any unpaid Cash Bonus for the prior completed calendar year that would have been paid had Mr. Boreta not been terminated prior to such payment, plus a lump sum cash severance payment equal to (x) the sum of (i) an amount equal to three times his current annual Base Salary; plus (ii) an amount equal to his targeted bonus for the year containing the termination date (the “Severance Payment”); and (b) provided Mr. Boreta elects to receive continued health insurance coverage through COBRA, the Company will pay Mr. Boreta’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date (the “Health Payment”); provided, however, that if at any time Mr. Boreta is covered by a substantially similar level of health insurance through subsequent employment or otherwise, the Company’s health benefit obligations shall immediately cease, and the Company shall have no further obligation to make the Health Payment. Additionally, and notwithstanding anything to the contrary in any equity agreement, any unvested stock options or equity compensation previously granted to Mr. Boreta will vest immediately upon such termination and shall be exercisable by Mr. Boreta until the earlier of (A) ninety (90) days from the date of termination and (B) the latest date upon which such stock options or equity would have expired by their original terms under any circumstances.

As a condition to Mr. Boreta’s right to receive any Severance Payment, (A) Mr. Boreta must execute and deliver to the Company a written release in form and substance satisfactory to the Company, of any and all claims against the Company and all directors and officers of the Company with respect to all matters arising out of Mr. Boreta’s employment, or the termination thereof (other than claims for entitlements under the terms of the agreement or plans or programs of the Company in which Mr. Boreta has accrued a benefit), which must be effective by the 90th day following his termination date; and (B) Mr. Boreta must not have breached any of his covenants and agreements under the Agreement relating to assignment of inventions and confidentiality, including the non-solicitation and non-compete provisions thereof, which shall continue following the termination date.

If a change of control of the Company occurs during the term of the Employment Agreement or within 30 days after Mr. Boreta’s termination of employment by Mr. Boreta for good reason, by the Company without cause, or as a result of non-renewal by the Company, the Company will pay Mr. Boreta a cash payment in a lump sum in an amount equal to (x) minus (y) where (x) equals 3.0 times the sum of (a) the most recent annual Base Salary of Mr. Boreta; and (b) the amount of the most recent Cash Bonus paid to Mr. Boreta pursuant to the Employment Agreement (or the targeted bonus, if no cash award was made prior to termination) and (y) equals the amount of any Severance Payment previously paid to Mr. Boreta pursuant to the Employment Agreement.

The Employment Agreement also contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Boreta is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Boreta will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to his employment agreement. Accordingly, Mr. Boreta could be in a position to use industry experience gained while working with us to compete with us.

The description of the Employment Agreement above is not complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02 in its entirety.

Agassi Sports Entertainment Corp. 2026 Equity Incentive Plan

General

On March 23, 2026, the Board of Directors of the Company adopted the Agassi Sports Entertainment Corp. 2026 Equity Incentive Plan, which became effective on the same date (the “2026 Plan”).

The 2026 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) nonqualified stock options; (ii) stock appreciation rights; (iii) restricted stock awards; (iv) restricted stock units; (v) shares in performance of services; (vi) other awards of equity or equity based compensation; or (vii) any combination of the foregoing. In making such determinations, the Board or Compensation Committee may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board or Compensation Committee, in its discretion shall deem relevant.

Shares Available Under the 2026 Plan

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2026 Plan is 1,500,000.

If an award granted under the 2026 Plan entitles a holder to receive or purchase shares of our common stock, then on the date of grant of the award, the number of shares covered by the award (or to which the award relates) will be counted against the total number of shares available for granting awards under the 2026 Plan. As a result, the shares available for granting future awards under the 2026 Plan will be reduced as of the date of grant. However, certain shares that have been counted against the total number of shares authorized under the 2026 Plan in connection with awards previously granted under such 2026 Plan will again be available for awards under the 2026 Plan as follows: shares of our common stock covered by an award or to which an award relates which were not issued because the award terminated or was paid in cash or any portion thereof that was forfeited or cancelled without the delivery of shares will again be available for awards, including, but not limited to shares forfeited to pay any exercise price or tax obligation.

In addition, shares of common stock related to awards that expire, are forfeited or cancelled or terminate for any reason without the issuance of shares shall not be treated as issued pursuant to the 2026 Plan.

The shares available for awards under the 2026 Plan will be authorized but unissued shares of our common stock or shares acquired in the open market or otherwise.

Administration

The Company is the issuer (manager) of the 2026 Plan. The 2026 Plan is administered by either (a) the entire Board of Directors of the Company, or (b) the Compensation Committee of the Board (if any); or (c) as determined from time to time by the Board of Directors (as applicable, the “Administrator”). Subject to the terms of the 2026 Plan, the Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2026 Plan, including the period of their exercisability and vesting. The Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2026 Plan.

The Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.

On or after the date of grant of an award under the 2026 Plan, the Administrator may (i) accelerate the date on which any such award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such award, including, without limitation, extending the period following a termination of a participant’s employment during which any such award may remain outstanding, or (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such award; provided, that the Administrator shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Internal Revenue Code (the “Code”).

Eligibility

All of our employees (including our affiliates), non-employee directors and consultants are eligible to participate in the 2026 Plan and may receive all types of awards thereunder.

No awards are issuable by the Company under the 2026 Plan (a) in connection with services associated with the offer or sale of securities in a capital-raising transaction; or (b) where the services directly or indirectly promote or maintain a market for the Company’s securities.

Option Terms

Stock options may be granted by the Administrator and must be non-qualified (non-statutory) stock options. The Administrator, in its sole discretion, determines the exercise price of any options granted under the Plan which exercise price is set forth in the agreement evidencing the option, provided however that at no time can the exercise price be less than the $0.001 par value per share of the Company’s common stock. Stock options are subject to the terms and conditions, including vesting conditions, set by the Administrator. The exercise price for all stock options granted under the 2026 Plan will be determined by the Administrator, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of the Company’s common stock on the date of grant.

The term of all stock options granted under the 2026 Plan will be determined by the Administrator. Each stock option gives the grantee the right to receive a number of shares of the Company’s common stock upon exercise of the stock option and payment of the exercise price. The exercise price may be paid in cash or if approved by the Administrator, shares of the Company’s common stock. The Administrator may also permit other ways for a grantee to pay the exercise price.

Options granted under the 2026 Plan may be exercisable in cumulative increments, or “vest,” as determined by the Administrator.

The Administrator may impose limitations on the transferability of stock options granted under the 2026 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2026 Plan other than by will or the laws of descent and distribution or, subject to approval by the Administrator, pursuant to a domestic relations order. However, the Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. Options may not be transferred to a third party financial institution for value.

Unless the terms of an optionholder’s stock option agreement, or other written agreement between us and the optionholder, provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or the immediate sale of shares acquired upon exercise of the option is prohibited by our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the administrator and may include (i) cash, check, bank draft or money order; (ii) a broker-assisted cashless exercise; (iii) the tender of shares of our common stock previously owned by the optionholder; (iv) a net exercise of the option (to the extent allowed); or (v) other legal consideration approved by the administrator.

Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term “cause” is defined in the 2026 Plan to mean any event which would qualify as cause for termination under the participant’s employment agreement with the Company, or, if there is no such employment agreement, any of the following (i) the recipient’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the recipient’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the recipient’s failure to perform the recipient’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the recipient by the Company; (iv) the recipient’s gross negligence, willful misconduct or insubordination with respect to the Company or any affiliate of the Company; or (v) the recipient’s material violation of any provision of any agreement(s) between the recipient and the Company relating to noncompetition, non-solicitation, nondisclosure and/or assignment of inventions.

Restricted Stock Unit Awards

Restricted stock unit (RSU) awards are granted under restricted stock unit award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between us and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards are granted under restricted stock award agreements adopted by the administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. The administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights

Stock appreciation rights are granted under stock appreciation right agreements adopted by the administrator. The administrator determines the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under our 2026 Plan will vest at the rate specified in the stock appreciation right agreement as determined by the administrator. Stock appreciation rights may be settled in cash or shares of our common stock or in any other form of payment as determined by our Board of Directors and specified in the stock appreciation right agreement.

The administrator determines the term of stock appreciation rights granted under our 2026 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

Our 2026 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.

The performance goals may be based on any measure of performance selected by our Board of Directors. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our Board of Directors at the time the performance award is granted, our Board of Directors will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Other Stock Awards

The administrator may grant other awards based in whole or in part by reference to our common stock. The administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Tax Withholding Adjustments

To the extent provided by the terms of an option or other award, or otherwise agreed to by the Administrator, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, or award by a cash payment upon exercise, or in the discretion of the Administrator, by authorizing our company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under our 2026 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, and (iii) the class and maximum number of shares that may be issued on the exercise of stock options.

Corporate Transactions

In the event of a corporate transaction (as defined in the 2026 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the administrator at the time of grant, any stock awards outstanding under our 2026 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the stock award, over (ii) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our common stock.

Change in Control

Stock awards granted under our 2026 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the 2026 Plan) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights

The Administrator has the right to effect, at any time and from time to time, subject to the consent of any participant whose award is materially impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding option or stock appreciation right (SAR); (2) the cancellation of any outstanding option or SAR and the grant in substitution therefor of (A) a new option, SAR, restricted stock award, RSU award or other award, under the 2026 Plan or another equity plan of the Company, covering the same or a different number of shares of common stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

Duration; Termination of the 2026 Plan

Our Board of Directors has the authority to amend, suspend, or terminate our 2026 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No stock awards may be granted under our 2026 Plan while it is suspended or after it is terminated.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the recipient and the Company with respect to participation in the 2026 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

The Code provides that a participant receiving a nonqualified stock option ordinarily does not realize taxable income upon the grant of the stock option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified stock option to the extent that the fair market value of the common stock on the date of exercise exceeds the stock option price. Subject to the deduction limitation under Section 162(m) of the Code (which disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million in any taxable year to certain “covered employees”, which term includes the named executive officers of the Company), the Company is entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a nonqualified stock option, any gain or loss will be capital gain or loss (this assumes that the shares represent a capital asset in the participant’s hands), and there will be no tax consequences for the Company.

The exercise of a stock option through the exchange of previously-acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the stock option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise.

If an optionee exercises a stock option through the cashless exercise method by authorizing a broker to sell a specified number of the shares to be acquired through the stock option exercise having a market value equal to the sum of the stock option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of stock option shares, followed immediately by a sale of the cashless shares by the optionee.

In the case of a nonqualified stock option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining stock option shares as discussed above relating to nonqualified stock options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the stock option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.

Under Section 83(b) of the Code, an employee may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the employee. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the employee. An employee makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the employee. If a Section 83(b) election is properly made, the employee will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the transfer restrictions or the risk of forfeiture. When either the transfer restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, by the employee for the stock.

Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the transfer restrictions or risk of forfeiture will be included in the employee’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss, assuming that the shares represent a capital asset in the hands of the employee.

Generally, an employee will not recognize any taxable income upon the grant of stock appreciation rights, performance shares, or other stock or cash-based award. At the time the employee receives the payment for the stock appreciation right, performance shares, or other stock or cash-based award, the fair market value of shares of common stock or the amount of any cash received in payment for such awards generally is taxable to the employee as ordinary income, taxable as compensation.

Subject to the deduction limitation under Section 162(m) of the Code, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the Amended Plan.

The exercisability of a stock option or a stock appreciation right, the payment of a performance share or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be considered a parachute payment under the Code. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Code. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

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The description of the 2026 Plan above is not complete and is qualified in its entirety by the full text of the 2026 Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference into this Item 5.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1*	Executive Employment Agreement dated March 25, 2026, by and between Agassi Sports Entertainment Corp. and Ronald S. Boreta
10.2*	Agassi Sports Entertainment Corp. 2026 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta

Date: March 26, 2026	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer